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                                                                    Exhibit 99.3
                                                                    ------------

                   FORM OF PROXY TO BE USED IN CONNECTION WITH

                       SPECIAL MEETING OF SHAREHOLDERS OF

                            SECURITY BANC CORPORATION


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                            SECURITY BANC CORPORATION

[X]    PLEASE MARK VOTES
       AS IN THIS EXAMPLE

     PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
                          MARCH 9, 2001


   The undersigned holder(s) of common shares of Security Banc Corporation, an Ohio corporation (the "Company"), hereby constitutes and appoints Robert E. Harley and Richard L. Kuss, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders (the "Special Meeting") of the Company to be held on March 9, 2001, at the offices of The Security National Bank and Trust Co., 40 South Limestone Street, Springfield, Ohio, at 10:00 a.m., local time, and any adjournment thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, as follows:



 1. To  adopt the Agreement and Plan of Merger                      For     Against  Abstain
    between Park National Corporation and Security Banc             [ ]       [ ]      [  ]
    Corporation, dated as of November 20, 2000, a copy of which is included as Appendix A to the Joint Proxy Statement/Prospectus
    for the  Special  Meeting, which accompanied this proxy card.

 2. In their discretion, upon any other business (none known at the time of solicitation of this proxy) which properly comes before the Special Meeting or any adjournment thereof.



                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                     DIRECTORS OF SECURITY BANC CORPORATION.

         A VOTE FOR PROPOSAL NO. 1 IS RECOMMENDED BY THE BOARD OF DIRECTORS OF THE COMPANY. WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED FOR PROPOSAL NO. 1. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS.

         All proxies previously given or executed by the undersigned are hereby revoked. Receipt is acknowledged of the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus for the March 9, 2001 meeting.

 Please be sure to sign and date this Proxy                     Date: [        ]
    in the boxes to the right and below.
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Shareholder sign above ---- Co-holder (if any) sign above

   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.


                           SECURITY BANC CORPORATION
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Shareholders should date this proxy card and sign above exactly as name appears.
If common shares are registered in two names, both shareholders should sign. Executors, administrators, trustees, guardians and other signing in a representative capacity should indicate the capacity in which they sign.

                              PLEASE ACT PROMPTLY
                   SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
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